UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amedisys, Inc. (the “Company”) held its annual meeting of stockholders on Monday, December 30, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following nine directors for a term of one year. There were 1,860,347 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Richard M. Ashworth	23,337,700	98,433
Vickie L. Capps	22,743,054	693,079
Molly J. Coye, MD	23,133,222	302,911
Julie D. Klapstein	22,812,034	624,099
Teresa L. Kline	22,766,791	669,342
Paul B. Kusserow	23,258,703	177,430
Bruce D. Perkins	23,342,006	94,127
Jeffrey A. Rideout, MD	22,932,328	503,805
Ivanetta Davis Samuels	23,221,153	214,980

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
23,725,515	1,533,995	36,970

Proposal 3. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. There were 1,860,347 broker non-votes with respect to the proposal.

For	Against	Abstain
21,172,909	2,212,939	50,285

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Richard Ashworth
Richard Ashworth
President and Chief Executive Officer

DATE: January 3, 2025